NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Signs Definitive Agreement to Acquire
Clariant Color and Additive Masterbatch Business

CLEVELAND – December 19, 2019 – PolyOne Corporation (NYSE: POL), a leading global provider of specialized polymer materials, services and solutions, today announced that it has entered into an agreement with Clariant to purchase its global color and additive masterbatch business. In addition, PolyOne has entered into an agreement with Clariant Chemicals India Ltd. to purchase its color and additive masterbatch business [collectively, “the business” or “the acquisition” or “the transaction”].

The combined net purchase price is $1.45 billion (see Attachment 1), representing an 11.1x multiple of last twelve months adjusted EBITDA, or 7.6x including anticipated synergies.

“This will be a truly transformational acquisition for both PolyOne and Clariant customers and employees around the world. Together, we will benefit from the combined ingenuity, passion and expertise of two global leaders in color design, additive technologies and sustainable solutions,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, PolyOne Corporation.

Clariant’s color and additive masterbatch business, which had sales of $1.15 billion for the last twelve months, includes specialty technologies and solutions for high-growth global end markets, such as consumer, packaging, and healthcare. The Clariant business includes 46 manufacturing operations and technology centers in 29 countries and approximately 3,600 employees, who will join PolyOne’s Color, Additives and Inks segment.

“Over the years, we have invested heavily in commercial resources and innovation, emphasizing higher-margin specialty business in less-cyclical end markets. With this acquisition and the recent divestiture of our Performance Products & Solutions (PP&S) segment, we now expect over 85% of pro forma adjusted EBITDA to be generated from specialty applications,” said Mr. Patterson.

“The early synergies and EPS accretion certainly underpin the transaction and its initial value financially, but what I am most excited about is the additional upside from the innovation opportunities of our combined businesses,” Mr. Patterson added. “Although we are several years into our specialty journey, we should all view this as a landmark acquisition, with our best days to come.”

PolyOne will host a conference call and webcast to review the transaction in more detail and discuss key investment highlights including:

•Creation of a premier provider of sustainable solutions with over 85% of adjusted EBITDA from specialty formulations and approximately $4 billion in annual revenue.

•Both businesses offer leading portfolios of materials and supporting services that are aligned with the megatrends of the future, including sustainable solutions for alternative energy, reduced material requirements for packaging, improved recyclability and light-weighting.

•Combined geographic footprint will provide comprehensive, global availability of specialty materials and services for customers around the world.

•The transaction, pro forma for anticipated synergies of $60 million, is expected to add $0.85 to adjusted EPS, excluding the impact of step-up depreciation and amortization related to purchase accounting.

•PolyOne intends to finance this transaction through a combination of cash on hand, including capital generated from the recent divestiture of its PP&S segment, and proceeds from the issuance of senior unsecured notes and approximately $450 million of equity.

•Modest initial net debt to adjusted EBITDA leverage of 3.5x (3.1x pro forma for synergies) will be reduced to below 3x within two years.

The acquisition of Clariant’s color and additive masterbatch business has been approved by the Boards of Directors at the companies and is expected to close in the middle of next year as it is subject to the satisfaction or waiver of customary closing conditions, including the receipt of regulatory approvals in various global jurisdictions. Committed financing for the acquisitions is being provided by Citi, Morgan Stanley & Co. LLP, and Wells Fargo. Jones Day served as outside legal counsel to PolyOne.

Webcast Details

PolyOne will host a webcast on December 19, 2019 at 9:00 a.m. EST. The webcast can be viewed at polyone.com/investor, or by clicking here: https://edge.media-server.com/mmc/p/jwns83z8. To participate in the webcast, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 5289238. There will be a brief question and answer session following the company’s prepared remarks.

A recording of the webcast and the investor presentation will be available at polyone.com/investor. In addition, a recording of the audio will be available for one week, beginning at noon EST on December 19, 2019. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and provide conference ID number 5289238.

About PolyOne
PolyOne Corporation (NYSE: POL), with 2018 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. The company adds value to global customers and improves sustainability through formulating materials, such as:
•Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation
•Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses
PolyOne employs approximately 5,700 associates and is certified ACC Responsible Care® and a founding member of the Alliance to End Plastic Waste. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the finalization of the Company’s financial statements for the year ending December 31, 2019; the time required to consummate the acquisition of Clariant’s color and additive masterbatch business; the satisfaction or waiver of conditions in the purchase agreements; any material adverse changes in Clariant’s color and additive masterbatch business; the ability to obtain required regulatory or other third-party approvals and consents and otherwise consummate the proposed acquisition of Clariant’s color and additive masterbatch business; our ability to achieve the strategic and other objectives relating to the proposed acquisition of Clariant’s color and additive masterbatch business, including any expected synergies; our ability to successfully integrate Clariant’s color and additive masterbatch business and achieve the expected results of the acquisition of Clariant’s color and additive masterbatch business, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; an ability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, costs reductions and employee productivity goals; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Attachment 1
Net Purchase Price
(Dollars in millions)

Clariant masterbatch	$1,500.0
Clariant India masterbatch	60.0
Less: Lease adjustment	(113.0)
Net purchase price	$1,447.0
Plus: Net cash acquired	57.0
Funds to Seller	$1,504.0